Putnam International Equity Fund, 12/31/05, Semiannual Report

Because the electronic format for filing Form N SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A For the period ended December 31, 2005, Putnam Management has assumed $49,367 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.

72DD1 	Class A	66,522
		Class B	16,227
		Class C	 3,357

72DD2	Class M	 1,333
		Class R	    30
		Class y	26,171

73A1		Class A	0.528
		Class B	0.319
		Class C	0.328

73A2		Class M	0.389
		Class R	0.500
		Class Y	0.593

74U1		Class A	127,920
		Class B	 50,650
		Class C	 10,297

74U2		Class M	  3,436
		Class R	     63
		Class Y	 45,045

74V1		Class A	26.13
		Class B	25.22
		Class C	25.71

74V2		Class M	25.77
		Class R	25.98
		Class Y	26.29


Additional Information About Errors and Omissions Policy Item 85B

While no claims with respect to the Registrant/Series were filed under such policy during the period, requests under such policy for reimbursement of legal expenses and costs arising out of claims of market timing activity in the Putnam Funds have been submitted by the investment manager of the Registrant/Series.